SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:    August 7, 2006

Date of Earliest Event Reported:    August 7, 2006

COMMSCOPE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 CommScope Place, SE
P.O. Box 339
Hickory, North Carolina 28602
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On August 7, 2006, CommScope, Inc. (the “Company”) announced that it is proposing to acquire all of the outstanding shares of Andrew Corporation.  As stated in the related press release referenced under Item 8.01 below, the Company plans to hold a conference call to discuss the proposed transaction at 10:00 a.m. ET on August 7, 2006.  Accompanying slides will be available on the Company’s website at http://www.commscope.com prior to the conference call.  The Company currently intends to maintain the slides on its website for at least two business days, but reserves the right to remove them sooner, in its sole discretion and without notice.

Item 8.01.  Other Events.

On August 7, 2006, the Company announced that it is proposing to acquire all of the outstanding shares of Andrew Corporation.  A copy of the press release announcing the proposed acquisition is attached hereto as Exhibit 99.1 and is being furnished, not filed, pursuant to item 8.01 of this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibit	Description
	99.1	CommScope, Inc. Press Release relating to the proposed acquisition of all outstanding shares of Andrew Corporation, dated August 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 7, 2006

COMMSCOPE, INC.

By:	/s/ Frank B. Wyatt, II
	Name:	Frank B. Wyatt, II
	Title:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description
99.1	CommScope, Inc. Press Release relating to the proposed acquisition of all outstanding shares of Andrew Corporation, dated August 7, 2006.